CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY ***, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.1

EXECUTION VERSION

WAFER SUPPLY AGREEMENT
This Wafer Supply Agreement (the “Agreement”) is made and entered as of the 9th day of June, 2012, by and between:

(1)	IQE, Inc., a Pennsylvania corporation, having its principal office at 119 Technology Drive, Bethlehem, PA, 18015 U.S.A. (hereinafter referred to as “IQE”), and

(2)	RF Micro Devices, Inc., a North Carolina corporation having its principal office at 7628 Thorndike Road, Greensboro, North Carolina U.S.A. (“RFMD”),
Witnesseth:
WHEREAS, IQE is engaged, inter alia, in the design, development, manufacture and sale of various semiconductor device wafer starting materials, including foundry services and manufacture of wafers using (1) a molecular beam epitaxy (“MBE”) process previously developed by RFMD and acquired by IQE from RFMD pursuant to the Asset Transfer Agreement dated June 5, 2012 between the parties (the “ATA”), (2) MBE processes using IQE's proprietary processes, (3) metal organic chemical vapor deposition (“MOCVD”) processes for heterojuction bipolar transistor (“HBT”), psuedomorphic high electron mobility transistor (“pHEMT”) and combinations of the two (“BiFET” or “BiHEMT”) epitaxial structures based on gallium arsenide (“GaAs”) substrates, and (4) processes for electronics and other devices based on gallium nitride (“GaN”); and
WHEREAS, RFMD is engaged in the design, development, manufacture and sale of a range of radio frequency components and other products; and
WHEREAS, RFMD wishes to be supplied with certain semiconductor wafers manufactured by IQE and IQE is willing to supply such wafers to RFMD.
NOW, THEREFORE, the parties agree as follows;

A.	Definitions

When used throughout this Agreement, each of the following terms shall have the meaning indicated below:

1.	“Affiliate” of a party means any entity that, directly or indirectly, controls, is controlled by or is under common control with such party.

2.
“Price Competitive” means for a given Wafer Specification, at a given volume of supply, on comparable credit terms, on similar lead times and equivalent or higher quality, that the selling price is less than or equal to the lowest selling price offered by any bona fide alternative supplier.

3.
“Confidential Information” means all proprietary or nonpublic information disclosed by one party to another party in connection with this and the related Agreements, whether in graphic, oral, written or electronic form, directly or indirectly, which information (a) is marked as “proprietary” or “confidential” or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure, or (b) provided under circumstances reasonably indicating that it constitutes confidential and proprietary information. The terms and conditions of this Agreement shall constitute Confidential Information.

4.	“Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

5.
“Intellectual Property Rights” means any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all other rights in inventions and discoveries anywhere in the world (including rights in invention disclosures); common law and statutory rights associated with trade secrets, confidential and proprietary information, and know how; industrial designs and any registrations and applications therefor; copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; and moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing; excluding, however, any trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated therewith.

6.	“Products” means the semiconductor devices manufactured by RFMD from the Wafers supplied by IQE.

7.
“Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or of any Intellectual Property Rights in any form and embodied in any media.

8.
“Specifications” means the technical specifications for MBE and MOCVD Wafers set forth in Attachment A to this Agreement, the Wafer inspection, testing and acceptance criteria and Wafer quality standards included in the Wafer specifications listed in Attachment A, and the Wafer packaging and other necessary conditions for Wafer manufacture and sales under this Agreement, which shall be separately agreed by the both parties for each applicable process and epitaxial structure and amended from time to time. The Specifications are the Proprietary Information and Technology of RFMD.

9.
“Wafers” means GaAs or other substrates with the relevant MBE or MOCVD epitaxial structures grown upon them to the agreed Specifications, as listed in Attachment A, from which RFMD will manufacture its Products. See also Attachment B for a list of RFMD's Wafer Specifications qualified on each MBE tool.

10.
“Quick Turn” means the abbreviated HBT fabrication process commonly used to evaluate and monitor HBT epi growth processes. A Quick Turn process usually includes the fabrication and testing of a large-area HBT, TLM patterns and possibly other test structures.

11.	“FY1X” means the year ending March 31, 201X.

12.
“Supplier Managed Inventory” or “SMI” means a service arrangement under which IQE maintains a specified target level of Wafer inventory on a consignment basis at specific locations in RFMD's designated facilities for easy and immediate access by RFMD, monitors Wafer inventory levels and consumption rates at RFMD's designated facilities and replenishes inventory to maintain target inventory levels; IQE continues to retain title to such consigned Wafer inventory until it is removed from such locations for use by RFMD.

13.
“Epidemic Failure” shall be deemed to have occurred where one percent (1%) or more of any Products coming from Wafer lots sold to RFMD within any three (3) year period fails in substantially the same manner, on more than one lot or date code, occurring any time after the Wafers are shipped to RFMD.

B.Sale and Purchase of Wafers

1.	Purchase and Sale.

RFMD shall purchase from IQE, and IQE shall sell to RFMD, Wafers pursuant to the terms and conditions of this Agreement from which RFMD can manufacture its specific Products. The Wafers may be manufactured and sold by IQE or any of its Affiliates and the purchase may be by RFMD or any of its Affiliates; provided, that during the term of this Agreement, MBE Wafers that RFMD purchases from IQE shall initially be manufactured at 494 Gallimore Dairy Road, Suite A, Greensboro, North Carolina, USA (the “MBE Facility”). RFMD agrees to cooperate fully with IQE to qualify all MBE Wafers at other IQE MBE locations during the first two years, or preferably sooner, of this Agreement.

Following the second anniversary of this Agreement, IQE reserves the right to supply MBE Wafers to RFMD from its other MBE locations for qualified Wafers if business conditions require.

2.	***.
a)During the term of this Agreement and subject to IQE demonstrating and consistently meeting the applicable quality standards, delivery terms and pricing requirements set forth in this Agreement, IQE *** provider to RFMD *** of MBE grown Wafers ***. Further, subject to qualification of IQE MOCVD Wafers and subject to IQE demonstrating and consistently meeting the applicable quality standards, delivery terms and pricing requirements set forth in this Agreement, RFMD will purchase at least ***% of RFMD's annual MOCVD Wafer requirements from IQE. However, the remaining ***% of the RFMD MOCVD Wafer requirements ***.

b)IQE agrees to *** as required to enable at least ***% MOCVD Wafer sourcing from IQE to be achieved.

c)RFMD and IQE agree to cooperate fully with each other and use their mutual best efforts to qualify all MOCVD grown Wafer requirements with IQE to enable RFMD to honour the minimum ***% purchase commitment. ***.

d)RFMD and IQE mutually agree that *** in this Agreement are reasonable and fair and adequate consideration exists to support such ***.

e)Notwithstanding anything in this Agreement to the contrary, RFMD may source MOCVD wafers from an alternate supplier if:

i.	Subsequent to FY16, the IQE price for any given production Wafer Specification is not Price Competitive;

ii.	***

iii.	***

iv.	***

v. ***
vi. ***
f)For clarity, the minimum ***% MOCVD purchase commitment of RFMD under this Agreement extends to RFMD's company-wide MOCVD requirements as a whole (and not on a Wafer Specification-by-Wafer Specification basis) and includes all new Wafers designed by RFMD after the date of this Agreement, including all Wafers developed under the Joint Research and Development Agreement between the parties (the “R&D Agreement”), for so long as IQE's terms (including price, quality, capacity, delivery and timeliness) meet or exceed the terms offered by competitive suppliers.

3.	Specifications, Validation and Testing.

a)For existing qualified MBE and MOCVD grown Wafers, the parties agree that that they will continue to use the same Specifications and the same validation and test procedures that currently exist prior to the execution of this Agreement. For newly developed Wafers, the Specifications and validation and test procedures will be established by the parties. All such Specifications are the exclusive Intellectual Property of RFMD and IQE shall not use such Specifications, in whole or in part, to manufacture wafers for any other party.

b)Specifically, IQE agrees to continue to manufacture MBE Wafers at the MBE Facility using exactly the same epitaxial recipes, techniques and equipment, and test and validate the MBE grown Wafers by exactly the same characterization tools and techniques and to exactly the same Wafer acceptance criteria, and otherwise to conform with exactly the same Wafer Specifications, as has been the accepted practice of RFMD prior to the execution of the Agreement.

c)Likewise, RFMD agrees to provide Quick Turn fabrication services to IQE solely to support the manufacturing of MBE Wafers from the MBE Facility for RFMD. RFMD agrees to provide IQE with all relevant historical Quick Turn data and to continue to supply the same data for future Quick Turn Wafers to enable precise process control and to maintain yields in the MBE process, as has been the accepted practice prior to the execution of this Agreement. The intent of the parties in the longer term is to develop an alternative approach to Quick Turn fabrication by RFMD which provides the same or similar benefits of Quick Turn, but is less disruptive to the parties' production processes, with any such changes to be implemented by mutual agreement of the parties.

d)Without limiting the foregoing, IQE will bear 100% of its costs of producing Quick Turn Wafers and RFMD will bear 100% of its costs of processing and testing Wafers to qualify and monitor the MBE process.

e)IQE further agrees to continue efforts to improve the quality of its MBE and MOCVD processes and RFMD agrees to provide rapid and timely device feedback to enable this continual improvement process. From time to time, as a result of continual improvement initiatives, Specifications for Wafers, including validation and/or testing protocols, may be amended by the mutual agreement of the parties.

f)The parties agree that with respect to *** (1) the parties will continue to ***; (2) each party will be responsible for ***; and (3) each party shall keep, solely for its own account, ***.

g)IQE will provide process control monitor data for all Wafers delivered to RFMD.

i.	RFMD will provide IQE access to a File Transfer Protocol (“FTP”) website that accepts uploads of data files.

ii.
The data files will have a specific file name and format (e.g., datel23.csv), structure (column headings), and data content (data format for each column) that will be predefined by RFMD and may change from time to time. RFMD will provide appropriate notice to IQE for any changes required in the data files.

iii.
Upon shipping Wafers, IQE will create a data file with information for every Wafer within the shipment and upload the data file to IQE's designated FTP site. The corresponding data file must be available to RFMD upon receipt of each shipment of Wafers.

iv.
On a daily basis, RFMD will create and upload to the FTP site a data file with information for every Wafer that goes through electrical test at RFMD's fabrication facility, containing results of various test parameters. Files should be downloaded by IQE on at least a weekly basis and analyzed to evaluate Wafer performance in order to make appropriate changes to the Wafer production recipe, within RFMD guidelines and the applicable Specifications, to improve RFMD's line yields.  This data will be reviewed by both parties during IQE business reviews.

4.	Forecasts and Capacity.

a)IQE agrees to ***. *** RFMD's Wafer supply.

b)RFMD will designate all Wafers to be covered by a SMI process. On a monthly basis or as otherwise agreed to by the parties, RFMD will provide IQE a fifty-two (52) week rolling forecast for each SMI Wafer. The forecast will contain the expected consumption for each week, the current Weeks of Supply (“WOS”), the planned WOS by month based upon projected demand, and the inventory target range to be maintained by IQE for each Wafer Specification. The inventory target range will be defined by Low, Target and High WOS levels (as defined below).

c)Any Wafers that are not subject to SMI will not require demand forecasting and will be purchased as needed by RFMD under standard purchase orders issued by RFMD from time to time under this Agreement.

d)IQE shall ensure at all times that the inventory of Wafers subject to SMI meets the minimum requirements of the Low WOS inventory level for each Wafer as defined in the most recent forecast.

If at any time the eight-week forward average weekly demand for any Wafer increases by more than *** from the previous monthly forecast, IQE will have fifteen (15) calendar days to replenish to the Low WOS inventory level before IQE will be considered to have failed to maintain the minimum SMI inventory for that Wafer. IQE will notify RFMD in writing within five (5) business days of receipt of a forecast if IQE is unable to meet the Low WOS level for a Wafer. Notwithstanding the foregoing, IQE shall strive to maintain at or near the Target WOS inventory level for each Wafer Specification. If within any six-month period IQE fails to maintain Low WOS inventory levels for one or more Wafer Specifications in accordance with two separate monthly forecasts, IQE will be deemed to be in breach of this Agreement, only if sufficient reactor capacity for that Wafer Specification has been previously qualified (as defined as 71% of the total capacity of such reactor). In addition to other remedies available to it, RFMD may source Wafers from an alternative supplier under Section 4.h below.

e)RFMD and IQE agree that they need to work closely to enable IQE to adequately plan its Wafer production capacity. RFMD will use its best efforts to assist IQE in qualifying sufficient Wafer production capacity on a timely basis and in an orderly manner based on RFMD's forward forecasts.

f)WOS levels (and the corresponding inventory levels) are defined as follows, unless otherwise agreed to by the parties, where “expected consumption” is based upon the average weekly consumption forward-looking eight-week period of the most recent forecast:

i.	Low: *** of expected consumption.

ii.	Target: *** of expected consumption, unless otherwise agreed by both parties.

iii.	High: *** of expected consumption.

g)Acknowledging that there is inevitably a degree of uncertainty in any forecast, IQE will endeavour to accommodate a reasonable degree of change in RFMD's Wafer demand forecasts, and IQE shall make available to RFMD sufficient production capacity (as possible from the qualified tools) and engineering support to meet such forecast requirements. The parties shall provide one another with reasonable notice (8 weeks) about changes in desired shipping or production schedules, availability of capacity or other similar situations.

h)If IQE fails *** then RFMD will be entitled to ***. In this event, RFMD will use commercially reasonable efforts to ***. Further, if IQE fails to *** RFMD will receive ***. For the avoidance of doubt, ***.

5.	Orders; Order Acceptance; Consignment Inventory; Order Modification.

a.
Pursuant to the SMI provisions of this Agreement, IQE shall consign Wafers to RFMD, and RFMD shall accept custody of such Wafers. Wafers held by RFMD on consignment under this Agreement are referred to herein collectively as “Consigned Stock” and shall be prominently labeled as such by RFMD. All Consigned Stock shall be stored by RFMD without charge to IQE. RFMD shall segregate all of the Consigned Stock from all other personal property of RFMD and shall at all times maintain the Consigned Stock free of all adverse claims, security interests, liens or other charges of third parties arising by, through or under RFMD.

b.
Consigned Stock will not reside in the consignment inventory for more than *** that begins upon RFMD's acceptance or deemed acceptance of the Wafers as set forth in Section 10 below. Title to the Wafers shall pass to RFMD, and such Wafers are deemed sold to RFMD on the earlier of (a) RFMD removes the Consigned Stock from the consignment inventory for consumption; (b) Wafers are deemed to be sold in accordance with paragraphs 5(c) and 5(d); or (c) at the end of ***. Upon the occurrence of the preceding events RFMD will self-invoice, and process the payment to IQE in accordance with Section 7 below. The Wafer price will be the price that is effective on the date that the Wafers were shipped into consignment stock..

c.
After receipt and acceptance or deemed acceptance of the Wafers by RFMD as set forth in Section 10, RFMD shall bear all risk of loss with respect to the Consigned Stock, including without limitation all risk of loss, damage or destruction by reason of casualty, negligence or theft, upon Consigned Stock in possession or control of RFMD. Any of the Consigned Stock which is lost, damaged or destroyed while in the possession or under the control of

RFMD shall be deemed to have been sold by IQE to RFMD as of the time of such loss, damage or destruction. RFMD will carry sufficient insurance to cover the total purchase value of the Consigned Stock.

d.
Upon 48 hours prior notice by IQE to RFMD, RFMD shall permit an IQE employee or representative to inspect at any time during regular business hours the location where the Consigned Stock is stored, and to examine RFMD's inventory of and records pertaining to the Wafers comprising the Consigned Stock. RFMD agrees to assist with such inspection. Upon such inspection, if any Wafers shipped to RFMD are not in the consignment inventory and have not been returned to IQE (due to defect, damage or nonconformance with the Specifications as provided in this Agreement), or issued to RFMD's Wafer production line, such Wafers will be deemed to be consumed as of the date of such inspection, and IQE shall invoice RFMD for all such Wafers at the applicable price for such Wafers.

e.
Should RFMD place purchase orders for non-SMI material, RFMD shall have the right to reschedule delivery of Wafers without penalty provided RFMD gives IQE at least seven (7) days' notice in advance of the delivery date set forth on the purchase order, with rescheduled delivery to be shipped from IQE no later than sixty (60) days after the original ship date. RFMD shall have the right to cancel any purchase order or portion thereof for non-SMI Wafers, and RFMD shall be responsible only for payment of work in process required to provide Wafers to RFMD within the established lead time based on the following cancellation schedule: *** cancellation fee for progress completed up to ***; *** cancellation fee for progress completed up to *** cancellation fee for progress completed ***. If RFMD provides notice of cancellation, then RFMD agrees to pay IQE all verified, reasonable out-of-pocket costs, per a mutually-agreed scrap calculation for raw materials and work in process incurred by IQE for the ordered Wafers under the cancelled purchase order, provided that such scrap calculation shall be reduced to the extent such raw materials and work in process are used by IQE in fulfilling subsequent purchase orders. RFMD shall not be liable to IQE for any lost profits or anticipated business.

f.
For non-SMI Wafers, it is anticipated that from time to time there may be instances where an accelerated lead and cycle time is required to serve the needs of RFMD. RFMD shall have the right to request change orders to existing purchase orders to accelerate Wafer production and delivery of specified Wafers by providing written notice to IQE prior to the manufacture of the Wafers impacted by such change order and IQE shall use commercially reasonable efforts to meet such request.

6.	Pricing ; Minimum Purchase Volumes; Pricing Disputes.

a)IQE agrees to MBE Wafer pricing, and RFMD agrees to purchase minimum MBE Wafer volumes, as follows:

i.
For the *** following the first delivery of MBE Wafers by IQE under this Agreement: $*** per Wafer for ***% of RFMD's MBE Wafer requirements, in which RFMD commits to purchase a minimum of *** MBE Wafers during this *** period;

ii.
For the *** following the first delivery of MBE Wafers by IQE under this Agreement: $*** per Wafer for ***% of RFMD's MBE Wafer requirements, in which RFMD commits to purchase a minimum of *** MBE Wafers during this *** period;

iii.	For the ***: $*** per Wafer for ***% of RFMD's MBE Wafer requirements; and

iv.	For ***: $*** per Wafer for ***% of the RFMD's MBE Wafer requirements

v.	In the event that RFMD fails to purchase a total of *** MBE Wafers in *** specified in Section 6.a.ii *** IQE agrees to ***

(a)	***

(b)	***

(c)	***

b)IQE agrees to MOCVD Wafer pricing as follows:

i.	For ***: $*** per Wafer *** and $*** per Wafer ***;

ii.	For *** - 31 March 2016) *** $*** per Wafer *** and $*** per Wafer ***.

c)Pricing of MBE and MOCVD Wafers beyond 31st March 2016 will be agreed between the parties, in good faith, taking into account the then current market pricing for MBE and MOCVD wafers, Wafer volumes, Specifications, and other relevant factors. If RFMD determines in its reasonable discretion that IQE's pricing for either MBE or MOCVD Wafers (or both) is not Price Competitive, RFMD shall inform IQE of such determination and for a *** period following such notice the parties shall work together in good faith in an attempt to reach mutually agreeable pricing for the Wafers. During such period the pricing in effect at the 31st of March 2016 shall apply to Wafers delivered to RFMD. If the parties are unable to reach agreement on pricing by the end of the foregoing *** period, either party shall have the right to terminate the purchase and supply of the individual Wafer Specification(s) that are under dispute. If a party disputes such termination for any reason, the parties shall resolve such dispute pursuant to the dispute resolution procedures set forth in Section 15. k below.

d)If there is an unanticipated, industry-wide material increase in raw materials costs that increases the cost of the substrate by more than *** percent (***%), IQE will promptly notify RFMD of such circumstances and furnish RFMD with supporting documents verifying such cost increase. At all times IQE will work diligently and use its best efforts to identify and qualify with RFMD lower-cost suppliers to resolve such cost increase without affecting substrate pricing. If despite such efforts such costs increases cannot be avoided, subject to Section 6.e, IQE may ***. *** will not be effective sooner than thirty (30) days from written notification to RFMD. ***.

e)IQE represents and warrants that at all times during the term of this Agreement, the prices for MBE and MOCVD Wafers will not ***. If previously agreed upon pricing *** then IQE will ***.

f)The parties desire to collaborate to reduce overall production costs for their mutual benefit. Therefore the parties will work together to identify and agree mutually beneficial cost reduction projects. For any such projects identified it is expected that programmes of work will be agreed in advance which will set out the respective roles and responsibilities of the parties, the milestones and timelines, and the basis on which the benefits will be shared. By mutual consent, this could result in an adjustment to the Wafer selling prices as noted above. It is the intent of the parties to share the cost savings on a 50:50 basis.

g)In order to preserve the pricing set forth herein, RFMD covenants that it shall *** on the same terms and conditions as it has done so prior to the date of this Agreement so long as ***.

7.	Payment

a)Terms.

i.
RFMD shall pay for MBE-grown Wafers purchased under this Agreement not later than *** after the date of invoice issued in accordance with this Agreement. IQE will not issue an invoice before title to MBE-grown Wafers transfers to RFMD.

ii.
RFMD shall pay for MOCVD-grown Wafers purchased under this Agreement not later than *** after the date of invoice issued in accordance with this Agreement. IQE will not issue an invoice before title to MOCVD-grown Wafers transfers to RFMD.

b)Disputed Invoices. RFMD will promptly notify IQE if it disputes any invoice and IQE must provide supporting documentation to RFMD for any disputed invoice within ten (10) business days after receiving any such notice. If a correction is warranted, RFMD will pay the corrected amount as per the payment terms defined earlier in this Article. While the parties work to resolve good-faith disputes under this section, neither party will be deemed to be in breach of this Agreement.

c)Written Claims. IQE must to endeavour to submit invoices to RFMD for cancellation charges or for charges associated with RFMD's failure to reach a minimum purchase commitment, within ten (10) business days after the charges arise, together with such reasonable evidence as RFMD may request supporting such claim.

d)Method of Payment. Any payments due under this Agreement will be made electronically to a bank account, designated by the receiving party by notice, and in accordance with the requirements set forth in this Agreement.

e)Currency. All amounts payable will be specified and paid in United States Dollars.

f)    Right to Offset. RFMD may, from time to time, set-off any debt RFMD owes IQE (regardless when payment is due) and recoup any amounts credited or paid to IQE against any undisputed debt, credit, other obligation or liability payable by IQE to RFMD (regardless whether such debt, credit or other obligation or liability arose out of or relates to this Agreement, the ATA or the R&D Agreement). RFMD must give IQE notice at least ten business days before any such set-off or recoupment. IQE agrees that notice given will be effective even if a receiver, custodian, trustee, examiner, liquidator or similar official has been appointed for Supplier or any substantial portion of its assets. The rights described in this Section 7.f are in addition to any other rights and remedies available under this Agreement or applicable law, including the right to deduct damages from the price payable to IQE.

8.
Delinquency. If payment on RFMD's account with IQE with respect to any undisputed invoice is overdue, and RFMD does not cure such delinquency within thirty (30) days, IQE may, without liability and upon written notice to RFMD, cancel or reschedule any and all orders RFMD may have with IQE. IQE may also, without liability, withhold shipment of Wafers to RFMD until RFMD's account is brought current and/or payment terms acceptable to IQE are established. Past due accounts on undisputed invoices (i.e., payment due IQE for thirty (30) days or more) may be assessed a service charge at the rate of fifteen per cent (15.0%) per annum on the outstanding delinquent balance or the maximum rate permitted by law, whichever is the lesser rate.

9.	RFMD's Audit and Inspection Rights

a)    Audit. During the term of this Agreement and for three years thereafter, RFMD or an independent certified public accountant reasonably acceptable to IQE may, at any time, audit IQE's records (including electronic records) to verify that IQE has complied with its obligations under this Agreement. IQE will provide RFMD or the auditor any information and documentation RFMD or the auditor may reasonably request in connection with such audit. IQE will provide such information and documentation in the format requested. IQE agrees to maintain all records, contracts and accounts related to the Wafers and related services during the term of this Agreement and for five years thereafter. IQE will ensure that its personnel who are knowledgeable of the relevant records and business practices are available to facilitate any such audit, and that any information or materials requested in preparation for or during such audit are provided to RFMD or the auditor without delay. IQE will reimburse RFMD within 45 days after the audit is completed for any overpayments made by RFMD plus interest. IQE will be responsible for the cost of the audit if the audit reveals overpayment of 2% or more by RFMD during the period of time subject to the audit, subject to a maximum charge of $10,000 per audit.

b)
Inspections. During the terms of this Agreement, either party or a third party reasonably acceptable to the other party may, at any time on ten (10) business days notice, inspect the other party's facilities and interview the other party's personnel to ensure compliance with the terms and conditions of this Agreement (and only to the extent required to confirm compliance with this Agreement), including inspection of work in progress or completed Wafers, development and manufacturing processes, quality control, working conditions, and on-site living conditions, production records showing the total Wafers consumed in device fabrication, or other reasonable requests as applicable. The other party will ensure that its personnel who are knowledgeable of the relevant facilities attend such inspections.

10.	Shipping; Wafer Acceptance; Wafer Warranties; Epidemic Failures

a)Wafer Inspection. Wafer acceptance, including inspection and testing, will be completed by IQE as set forth in the Specifications.

b)Delivery and Risk of Loss. Unless otherwise agreed to by IQE and RFMD, the Wafers will be delivered CIP (RFMD consignment storage area) (Incoterms 2010). The Wafers will be packaged for shipment by IQE consistent with the Specifications.

c)Acceptance and Rejection.

i.
Upon receipt by RFMD of any Wafers, RFMD shall immediately conduct a preliminary incoming inspection of the Wafers to verify whether RFMD has received the quantity of the Wafers reportedly sent to RFMD as indicated on IQE's packing list, and to detect any visible damage to the boxes or packaging of the Wafers. RFMD will scan the identification markings on each Wafer with an OCR tool and verify them against the data file sent for the shipment. RFMD shall notify IQE in writing, within three (3) business days of delivery of the Wafers, of any damage to the Wafers as delivered or any discrepancies in the identification of any Wafer delivered versus those represented in the data file. RFMD will also save all packaging materials and delivery documents related to any damaged Wafers for use by IQE in order to aid in the understanding of the damage and/or filing of any claim with the transit carrier and/or insurance companies.

ii.
Within ninety (90) business days of receipt of non-SMI Wafers and/or removal or issue of Wafers from the SMI, RFMD shall conduct such quality tests and inspections as it deems necessary to verify that the Wafers meet the applicable Specifications set forth herein. Wafers which do not meet the specifications shall be returned by RFMD to IQE within ten (10) business days after IQE agrees with the test results taken by RFMD. Such return to IQE shall ship, FCA Origin by IQE's preferred carrier.

iii.
In the event that RFMD experiences a major non-conformance of Wafers to the applicable Specifications that adversely affects RFMD's production, IQE will respond to RFMD within 24 hours of initial notification with the containment actions to be taken by IQE.

iv.
IQE shall accept return of all defective, damaged or non-conforming Wafers. IQE shall acknowledge RFMD's notification with a Return Material Authorization (RMA) within 24 hours from the receipt thereof. In the event that a wafer is to be returned to IQE or is under quality evaluation prior to being returned, RFMD shall quarantine such Wafer and record the appropriate SAP transactions as soon as possible. The parties will work together to reach mutual agreement on Wafer returns, replacement, and/or credit to the satisfaction of both parties. IQE shall replenish the SMI as required to remain in compliance with this Agreement. Shipment to replenish the SMI or replacement of Non-SMI Wafers shall be shipped CIP by IQE's preferred carrier.

d)Supplier Corrective Action Requests (“SCAR”)

i.
RFMD, at its discretion, will create a SCAR to document a non-conforming incident and will provide the SCAR to IQE for review and response. IQE will acknowledge receipt of SCAR within two (2) business days.

ii.
IQE will provide an initial response to RFMD's SCAR within two (2) weeks. Formal completion and RFMD approval of a SCAR will involve utilizing appropriate 8D or similar problem solving format to determine the root cause of the non-conformance. IQE will implement at its own cost any appropriate corrective actions in an expeditious manner.

iii.	IQE will closely monitor subsequent Wafer production or activities related to a SCAR to remain in compliance with this Agreement.

e)Product Warranty. IQE represents and warrants that the Wafers delivered hereunder (other than samples and test Wafers) shall meet the applicable Specifications and shall be free from defects in material and workmanship, under normal use and service during the nine (9) month period following delivery into Consignment Inventory (or delivery to RFMD for non-SMI products). If, during the warranty period, (i) RFMD notifies IQE promptly in writing upon discovery of any defect in the applicable Wafers, including a reasonable description of the alleged defect, (ii) RFMD returns samples of such Wafers to IQE, and (iii) IQE determines in good faith that such Wafer is defective and that such defect was not caused by any accident, abuse, misuse, neglect, improper installation, repair, alteration or some other action by someone other than IQE, improper testing or use contrary to any instructions issued by IQE, or by any other reason not attributable to IQE, then IQE shall promptly repair or replace, in the discretion of IQE, the defective Wafer(s) at IQE's sole cost and expense.

f)Warranty Exclusions. The warranty in Section 10 does not apply to any failure in conformance or defect to the extent arising as a result of RFMD's design nor for any other cause not attributable to defective materials or workmanship or failure to meet Specifications on the part of IQE. All sample or test Wafers delivered to RFMD are delivered “AS IS,” without any warranty of any kind.

g)General Warranties. Each party represents and warrants to the other party that: (i) it has the right to enter into this Agreement and its performance of this Agreement will be free and clear of liens and encumbrances; and (ii) entering into this Agreement will not cause that party to breach any other written agreements to which it is a party.

h)Epidemic Failure. IQE must notify RFMD immediately if it has reason to believe that the Wafers provided under this Agreement may produce an Epidemic Failure. If there is an Epidemic Failure, IQE will: (i) reimburse RFMD for all reasonable expenses incurred to respond to such Epidemic Failure, including the expenses incurred to diagnose any defect, develop tests and remedies for any defects, perform testing, promptly respond to customer inquiries and complaints, promptly replace the Wafers, and promptly transport the Wafers, or RFMD Products to and from IQE, end users and RFMD's other customers, using overnight or priority freight service if RFMD, at its sole discretion, deems it appropriate to do so to meet its customers' needs; and (ii) if RFMD requests, promptly replace or accept the return of (and credit RFMD entity for) affected Wafers, whether or not the warranty period has expired. These remedies will apply to all Wafers with the same or substantially the same defect. IQE will not be liable under this Section 10.h for an Epidemic Failure to the extent (i) the Epidemic Failure is primarily attributable to a design by RFMD that could not reasonably have been implemented by IQE in a way that would have avoided the Epidemic Failure; or (ii) the Wafers were subjected to abuse, misuse, negligence, accident or faulty repair after transfer of title to RFMD. RFMD's Specification or approval of materials or vendors will not relieve IQE of the remedies set forth in this Section 10.h nor will RFMD's approval or acceptance of Wafers.

i)Exclusivity of Remedy and Disclaimer. Except as provided in Section 14, this Article 10 states the exclusive remedy of RFMD and IQE's sole and exclusive obligation for a breach of the foregoing warranties. Except as provided in Section 14, IQE shall have no liability or responsibility for defects, failures or other problems or liabilities arising from the Wafers other than as set forth in this Article 10. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLES 10 AND 14, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IQE EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS REGARDING THE WAFERS AND WAFERS PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

11.	Term and Termination

a)Term. This Agreement shall commence on the date it is signed by both parties, and shall continue until the date that is seven (7) years following the date of the first shipment of Wafers hereunder. The Agreement will subsequently automatically renew for successive two (2) year terms unless no later than 180 days prior to the end of the initial term or any renewal term either party provides notice to the other of its desire not to renew this Agreement, in which case this Agreement shall terminate at the end of such term. If either party provides such notice of non-renewal, RFMD shall have the right to order Wafers for delivery beyond the termination date as reasonably necessary to accommodate a change in supplier, which orders IQE agrees it will fulfill on terms consistent with this Agreement.

b)Termination. This Agreement shall terminate upon the occurrence of the following events:

i.An election by either party not to renew the Agreement as set forth in Section 11a;

ii.    Upon the election of either party upon a material breach by the other party of its obligations hereunder, if such breach cannot be cured or if curable continues uncured to the reasonable satisfaction of the non-breaching party for a period of sixty (60) days after the non-breaching party delivers notice of such breach to the breaching party, requesting the same to be remedied;
iii.    Upon the election of a party if the other party files or has filed against it a petition in bankruptcy (whether voluntary or involuntary), or becomes insolvent or seeks appointment of a receiver, custodian or similar person over any material portion of its assets or business, or otherwise ceases to conduct business, it being understood that the electing party shall have full discretion whether to cause any such termination and if the electing party elects not to terminate this Agreement, then the license and exclusivity rights of such electing party hereunder shall survive any such bankruptcy or rejection of this Agreement to the fullest extent permitted under the United States Bankruptcy Code.
c)Effect of Termination. Following termination of this Agreement the following provisions shall apply:

i.    Upon a material breach of this Agreement by IQE and upon notice to IQE, RFMD may require IQE to terminate further performance by IQE of all or any portion of IQE's obligations hereunder, including but not limited to, cancellation of any orders for Wafers.
ii.    Upon a material breach of this Agreement by either party, the other party shall be entitled to all rights and remedies normally available at law or in equity to a vendor similarly situated.
iii.    Sections 10, 11, 12, 14 and 15 shall survive expiration or termination of this Agreement.
iv.    Upon expiration or termination of this Agreement for any reason, or upon demand of either party, all Proprietary Information and Technology of one party in the possession of the other party, including, but not limited to, specifications, designs and documentation, shall be returned to the owner.
d)    Step-In Rights. If RFMD determines in good faith that IQE is reasonably likely to have a termination event of the type described in Section 11.b.iii occur to it in the foreseeable future that will materially impair IQE's ability to perform its obligations under this Agreement, upon written notice to IQE, RFMD may elect to exercise step-in rights under this provision under which RFMD or an alternate supplier designated by it assumes control over the manufacture of Wafers solely for the benefit of RFMD. Under such circumstances, RFMD will assume control over IQE's manufacturing of Wafers for RFMD by (1) assuming IQE's obligations under existing facilities and equipment leases or by leasing such facilities and equipment from IQE or its Affiliates at prevailing market rates, (2) assume responsibility for the payment of all associated labor costs for IQE personnel needed to produce Wafers for RFMD (either by directly hiring such personnel at prevailing wage rates and benefits or by reimbursing IQE for all such costs), (3) assuming IQE's existing obligations and purchase commitments with suppliers and (4) otherwise assume responsibility for all aspects of production, including all associated costs and expenses. In such event, IQE will cooperate fully with RFMD and provide RFMD with all necessary assistance (at RFMD's expense) in transitioning its manufacturing of Wafers to RFMD. IQE hereby grants RFMD a limited, non-exclusive, non-transferable, worldwide, royalty-free license under all of IQE's Intellectual Property Rights that are necessary to enable RFMD to supply itself with Wafers (and no other products) solely for use in RFMD Products.

12.	Intellectual Property

a)Confidentiality. Each party agrees, and agrees to cause its officers, directors, employees, attorneys, accountants, auditors and agents (collectively, “Representatives”), to maintain in confidence the Confidential Information it has received from the other party, using the same degree of care to preserve the confidentiality of such Confidential Information that the party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care or a degree of care established by this Agreement. Except as authorized in writing by the affected party, the other party shall not at any time use or disclose or permit to be used or disclosed any Confidential Information of such party to any person, firm, corporation or entity, (a) except as may reasonably be required in connection with the performance of this Agreement by the parties or their Affiliates, and (b) except to the parties' Representatives or Affiliates who are informed by the parties of the confidential nature of the information and are bound to maintain its confidentiality. The obligation not to use or disclose information under this Section 12a hereof shall not apply to information that, (a) is acknowledged in writing (such acknowledgment not to be unreasonably withheld or delayed) by the affected party, or can otherwise be shown by the party desiring to treat such information as non-confidential, that it is generally available to the public other than as a result of disclosure made by the party desiring to treat such information as non-confidential, (b) is confirmed in writing by the affected party that the party desiring to treat such information as non-confidential may do so, or (c) is required to be disclosed pursuant to a governmental order or decree or other legal requirement, provided that the party required to disclose such information shall give the other parties prompt notice thereof prior to such disclosure and, at the request of the other parties, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 12a shall limit in any respect any party's ability to disclose information in connection with the enforcement by such party of its rights under this Agreement; provided that the proviso of clause (c) in the immediately preceding sentence shall apply to the party desiring to disclose such information. The obligations of the parties set forth in this Section 12a with respect to the protection of Confidential Information shall remain in effect until the later of (a) five (5) years after the date of disclosure and (b) two (2) years after the termination of this Agreement.

b)License Grant. Subject to the terms and conditions of this Agreement, RFMD grants IQE a limited, non-exclusive, non-transferable, non-sublicensable (except as provided below), royalty-free right and license to all Intellectual Property (whether arising from patents, copyrights, trade secrets or otherwise) of RFMD or its Affiliates solely to the extent such license is necessary or useful in order IQE to manufacture Wafers for supply solely to RFMD and its Affiliates and to sell such Wafers to RFMD or its designees. Subject to the terms and conditions of this Agreement, RFMD also grants a non-exclusive, non-transferable, non-sublicensable (except as provided below), royalty-free right and license to reproduce any documentation provided by RFMD hereunder to enable IQE to manufacture the Wafers solely on behalf of RFMD. All such documentation will only be provided to those who need to know and IQE shall maintain control and inventory of all copies of such information including that all electronic copies be locked down. IQE shall have the right to grant sublicenses to its Affiliates to the extent necessary to perform its obligations hereunder, subject in each case to written notice to RFMD of such proposed sublicense and the written agreement of the Affiliate to be bound by the obligations and limitations of this Agreement restricting use and disclosure of RFMD Intellectual Property. RFMD shall be a third party beneficiary to that Agreement.

c)RFMD Ownership. RFMD will exclusively own all right, title and interest in and to: (i) the Specifications and designs and other ownership rights of RFMD embedded in the Wafers, and any other documentation that RFMD provides IQE pursuant to this Agreement, and (ii) any Intellectual Property developed by its employees or contractors after the date hereof without involvement or assistance of IQE or its employees or contractors.

d)IQE Ownership. IQE will own all right, title and interest in and to: (i) any manufacturing process technology that the IQE or its Affiliates own as of the date hereof and (ii) any Intellectual Property developed by its employees or contractors after the date hereof without involvement or assistance of RFMD or its employees or contractors.

e)Joint Development of New Technology or Intellectual Property Rights. Joint Development of New Technology or Intellectual Property Rights is the subject of a separate Joint Research and Development Agreement to be signed contemporarily with this Agreement as required by the ATA.

f)Use of Other Party's Intellectual Property. If a party or its Affiliates desires to utilize the Intellectual Property owned by the other party or its Affiliates for purposes other than to perform under this Agreement, it may request a license of such Intellectual Property, including a description of the nature of the intended use and proposed terms of such license. The party owning such Intellectual Property agrees to consider such request in good faith While the parties understand and acknowledge that this Section 12f does not require that the parties enter into a license against the will of the party or on terms which a party that owns Intellectual Property finds disadvantageous or otherwise injurious to such party's competitive position, the expectation is that the parties will negotiate in good faith and enter into a reasonable license for such requested Intellectual Property.

g)Trademarks. Neither of the parties nor their Affiliates shall acquire any proprietary right or interest in any trademark of another party by reason of this Agreement.

13.	Specification Changes

If either party desires a change to the Specifications, it shall notify the other party of such desired change and the reasons therefor, including supporting materials, data or reports, if any. The parties agree to negotiate such changes in good faith. If the parties are unable to agree on requested revisions to the Specifications either party may initiate the dispute resolution procedures set forth in Section 15.k; provided, however, that in case of an emergency IQE may make such major process change without prior notice to RFMD if such changes do not impact fit, form or function, but shall notify RFMD of such change promptly thereafter.

14.	Indemnity
a)RFMD Indemnity. Except as provided for in Section [14b] below, RFMD shall, at its own expense, indemnify, defend and hold IQE and its Affiliates, officers, directors, employees, agents, successors and assigns (“IQE Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys' fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party's patent, trademark, copyright, mask work or other Intellectual Property rights to the extent arising from (i) IQE or its Affiliates making Wafers for RFMD in compliance with any RFMD's Wafer designs, or (ii) the use by IQE or its Affiliates at the MBE Facility of the same equipment, material, manufacturing methods and process technologies as those used by RFMD immediately prior to the date of the ATA to make MBE Wafers for RFMD; provided that such indemnities shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of IQE Indemnified Parties.

b)IQE Indemnity. Except as provided for in Section [14b] above, IQE shall, at its own expense, indemnify, defend and hold RFMD and its Affiliates, officers, directors, employees, agents, successors and assigns (“RFMD Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys' fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party's patent, trademark, copyright, mask work or other Intellectual Property Rights to the extent arising from IQE's method of manufacturing the applicable Wafers (except as a result of the use by IQE of the same equipment, materials, manufacturing methods and process technologies as those used by RFMD at the MBE Facility immediately prior to the date of the ATA to make MBE Wafers); provided that such indemnity shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of RFMD Indemnified Parties.

c)Other Indemnity Issues. Both parties agree that neither party shall assume any responsibility or be liable for death or any injury or accident which may occur to any personnel of the other party or the property of such personnel during any visits to its facility, or otherwise. Each party agrees to indemnify the other and to hold such other party harmless from and against all liabilities, claims and demands on account of personal injuries (including death), or loss or damage to property, arising out of or in any manner connected with the visits of its personnel to such other party's offices or facilities and occasioned by the negligence of such personnel, and it shall defend at its own expense any and all actions based thereon and shall pay all charges of attorneys and all costs and other expenses arising therefrom.

d)Corrective Action. If a third party claims that IQE's method of manufacturing the Wafers infringes an intellectual property right, IQE will, in addition to its obligations under Section 14b above, promptly notify RFMD in writing and, at its own expense, exercise the first of the following remedies that is practicable: (i) obtain for RFMD from such third party rights with respect to the Wafers consistent with the rights granted to RFMD by IQE under this Agreement; (ii) modify its methods of manufacturing the Wafers so they are non-infringing and in compliance with this Agreement; (iii) replace the Wafers with non-infringing versions that comply with the requirements of this Agreement; or (iv) at RFMD's request, accept the cancellation of infringing Wafers and refund any amounts paid.

e)Indemnity Procedures. An indemnified party under this Agreement will give the other party reasonable notice of each claim that gives rise to an indemnification obligation under this Agreement; provide, that the failure to provide such notice shall not relieve the indemnifying party from its indemnification obligations hereunder except to the extent it can demonstrate actual financial prejudice from such failure. Upon receipt of such notice, the indemnifying party shall have the right to assume the full defense of the claim on behalf of the indemnified party. The indemnified party will also give reasonable cooperation in the indemnifying party's defense of the claim (at the indemnifying party's expense). The indemnified party has the right to approve the counsel that the indemnifying party selects to defend claims (not to be unreasonably withheld). The indemnified party may also have its own counsel participate in the defense at its own expense. Neither party will settle a claim without the other's written consent (not to be unreasonably withheld).

f)Consequential Damages. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other for incidental or consequential damages, including damages associated with lost profits, arising from for related to this Agreement.

15.	General Provisions

a)Assignment; Subcontractors. Except in connection with the acquisition of all or substantially all the stock or assets of RFMD, the rights, obligations and covenants of each party may not be assigned (whether voluntarily or by operation of law) to any person unaffiliated with such party without the prior written consent of the non-assigning party, which consent may be given or withheld in the sole discretion of the non-assigning party. In the event of any such permitted assignment, the assignor shall not be released from its obligations hereunder. IQE shall not delegate any of its duties under this Agreement to any third party or employ any subcontractor to perform such duties without the prior written consent of RFMD, which consent may be given or withheld in its sole discretion.

b)No Release. The termination or expiration of this Agreement shall not release either party from any liability which at said date of termination has already accrued to the other party.

c)Compliance. Each party shall not knowingly export or re-export, directly or indirectly, any Wafers to any countries, persons or entities to which export or re-export will violate any laws or regulations of the United States of America. Each party will otherwise comply in all material respects with all requirements of law imposed on its activities hereunder and its distribution, sale or use of the Wafers.

d)Survival. The provisions of Sections that per their terms to be effective must survive the termination of this Agreement shall survive the termination or expiration of this Agreement.

e)Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

f)Waiver. Should either RFMD or IQE fail to enforce any provision of this Agreement or to exercise any right in respect thereto, such failure shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce such provision or right or any other provision or right.

g)Notices. Any notice required or permitted to be given by either party under this Agreement shall be deemed to have been given at the time it is delivered in person or sent by recognized express mail service (such as Fed-Ex, DHL or the like), or sent by facsimile at the numbers set forth below (provided that in the case of facsimile, a copy of the notice will promptly be sent by recognized express mail service) to the other party at the following respective addresses or such new addresses as may from time to time be supplied hereunder.

To:    RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina
U.S.A.
Attn:    CFO
Fax No: (336) 678-0249

To:    IQE Group plc
Pascal Close, St. Mellons
Cardiff, Wales
UK
Attn:    [Phil Rasmussen, CFO]

Fax No: (___) ___-____

h)Invalidity. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision to situations or circumstances other than those as to which it is invalid or unenforceable, shall not be affected; and each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision.

i)Amendments. This Agreement may not be amended except by an instrument in writing expressly referring to this Agreement and duly executed by authorized officers of both parties.

j)Force Majeure. Either party shall be excused for failures and delays in performance caused by war, declared or not, any newly-enacted laws, proclamations, ordinances or regulations of the government of any country or of any political subdivision of any country, or strikes, lockouts, floods, fires, explosions or such catastrophes as are beyond the control or without the material fault of such party (“Causes”). Any party claiming any such excuse for failure or delay in performance due to such Causes shall give prompt notice thereof to the other party, and neither party shall be required to perform hereunder during the period of such excused failure or delay in performance except as otherwise provided herein. This provision shall not, however, release such party from using its best efforts to avoid or remove all such Causes and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. During the period of any Causes, RFMD shall have the right to internally manufacture or source with outside vendors the Wafers as reasonably necessary to maintain its business operations. If a Cause results in a party's failure to perform hereunder for more than 180 days, the other party may terminate this Agreement without liability.

k)Arbitration. All controversies, claims, disputes and differences between IQE and RFMD arising out of or under this Agreement shall first be attempted to be settled amicably through negotiations. Specifically, before arbitration can be commenced by either party, the heads of the respective business units for IQE and RFMD shall be required to meet in-person in Washington, DC and negotiate in good faith to try to settle the issues if prior negotiations have been unsuccessful. If the Washington, DC negotiations are unsuccessful in resolving the issues in dispute, then before an arbitration is commenced the respective Chief Executive Officers of IQE and RFMD shall be required to meet, in person, in Washington, DC, and negotiate in good faith to settle any remaining outstanding issues. If the in-person meeting of the CEOs is still unsuccessful, IQE and RFMD agree that prior to demanding arbitration any such controversy, claim, dispute, or difference shall be submitted to good-faith non-binding mediation of no shorter than one day in Washington, DC before a qualified mediator. Each party shall bear its own costs associated with any of the aforementioned meetings and mediation and equally share the cost associated with the mediation. In case such controversy, claim, dispute or difference cannot be settled amicably through negotiations or mediation, either party may send to the other an arbitration demand notice, in which case the dispute shall be finally settled by arbitration in Washington DC, USA, under the Rules of Arbitration of the International Chamber of Commerce then in effect by one or more arbitrators appointed in accordance with the said Rules. Either party may request accelerated rules, in which case the parties will cooperate in good faith to adopt procedural rules recommended by the ICC for such accelerated proceedings. The language of the arbitration shall be in English. Each arbitrator, whether selected by a party or otherwise, shall be experienced in the semiconductor fabrication industry but cannot be a competitor of either IQE or RFMD. The number of arbitrators shall be one, unless the dispute involves an amount in excess of One Million Dollars, in which case three arbitrators shall hear the dispute. If a single arbitrator is to be selected, the parties shall first attempt to agree on the nomination of a mutually acceptable arbitrator. If the parties cannot agree on an arbitrator, the ICC shall provide the parties with a list of three recommended arbitrators meeting the foregoing qualifications, and each party shall delete a person from that list until a single person is left, who shall hear the dispute. If three arbitrators are to be selected, each party shall nominate an arbitrator in its Request or Answer under the ICC Rules. If a party fails to nominate an arbitrator within its Request or Answer, the ICC shall appoint an arbitrator for that party. The two arbitrators nominated, if confirmed by the ICC under its Rules, shall select the third. If the two party-selected arbitrators cannot agree on a third, the ICC shall appoint the third arbitrator. The seat of the arbitration shall be Washington DC. To the fullest extent permitted by law, the arbitral panel is specifically denied and divested of any authority to award damages in excess of compensatory damages and shall not have any jurisdiction or authority to award incidental, consequential, or punitive damages. The arbitration(s) shall have the discretion to award a prevailing party its costs and reasonable and actual attorneys' fees. The award rendered by arbitrator(s) shall be final and binding upon the parties hereto, and may be entered in and enforced in any applicable jurisdiction desired by any of the parties.

l)Governing Law. This Agreement and matters connected with the performance hereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of North Carolina, without regard to conflict of law principles. Each party consents to personal jurisdiction of the federal and state courts in the Middle District of North Carolina with respect to the enforcement of any arbitration award or the litigation of any dispute arising out of this Agreement.

m)No Presumption Against Drafting Party. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that each party hereto has been represented by counsel in connection with the negotiation and execution of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

n)Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

o)Insurance. IQE will, at no cost to RFMD, maintain the following minimum insurance in full force and effect throughout the term of this Agreement: (i) commercial general liability, including products/completed operations and personal injury coverage, with coverage of not less than $1,000,000 USD combined single limit per occurrence and $2,000,000 USD annual aggregate; (ii) umbrella liability, including products/completed operations, with limits of not less than $10,000,000 USD each occurrence; (iii) automobile liability with limits of not less than $500,000 USD each accident, bodily injury and property damage combined; (iv) workers' compensation and employer's liability in compliance with all statutory regulations in any state or country where any of the Wafers are manufactured or delivered; (v) property insurance, all-risk including business interruption coverage, subject to standard exclusions that covers RFMD property while in IQE's care, custody or control; (vi) errors and omissions coverage with limits of not less than $5,000,000 USD; and (vii) crime coverage with limits of not less than $3,000,000 USD. All insurance coverage that IQE is obligated to carry pursuant to this Section 15.o will (i) (excepting workers' compensation and employer's liability) name RFMD, and any other party which RFMD may reasonably designate, as an additional insured; and (ii) provide a 30-day notice period for cancellation or reduction in coverage or limits. IQE will deliver to RFMD one or more certificates of insurance showing evidence of the coverage required above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective corporate names by their duly authorized representatives on the date written below.

IQE, Inc.	RF Micro Devices, Inc.
By: /s/ A.W. Nelson	By: /s/ William A. Priddy, Jr.
Name: A.W. Nelson	Name: William A. Priddy, Jr.
Title: President/CEO	Title: CFO

Attachment A: List of Current RFMD Production Wafer Specifications and Related Purchasing Specifications

Wafer PN	Method	Specification
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***	MOCVD	***

Item	Specification	comment
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Attachment B: List of Current RFMD Wafer Specifications qualified by MBE tool. RFMD will only accept delivery of Wafers from approved growth tools and will work with IQE to qualify additional tools as need by IQE.
RFMD Spec FAB-06-1167 IQE Epi Tool Qualification Report will be updated with this detail.

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YES = approved, NO = not approved & known issue (see below), blank = not approved, no data
Comments

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